BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	July 16, 2018
Pay Date	July 31, 2018

Distribution Amount per share	$0.046700

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.023585	51%	$0.105064	32%
Net Realized Short-Term Capital Gains	$0.006041	13%	$0.014343	4%
Net Realized Long-Term Capital Gains	$0.017074	36%	$0.207493	64%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.046700	100%	$0.326900	100%

Average annual total return (in relation to NAV) for the 5-year period ending on June 30, 2018				9.71%

Annualized current distribution rate expressed as a percentage of NAV as of June 30, 2018				5.72%

Cumulative total return (in relation to NAV) for the fiscal year through June 30, 2018				-0.38%

Cumulative fiscal year distributions as a percentage of NAV as of June 30, 2018				2.86%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Enhanced Equity Dividend Trust

Cusip: 09251A104

Ticker: BDJ

Record Date	August 15, 2018
Pay Date	August 31, 2018

Distribution Amount per share	$0.046700

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.015632	33%	$0.120696	32%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$0.031068	67%	$0.252904	68%

Return of Capital	$-	0%	$-	0%

Total (per common share)	$0.046700	100%	$0.373600	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2018				9.85%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2018				5.67%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2018				3.66%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2018				3.31%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052